Exhibit 99.1

Summary of Material Terms of the 2017 Omnibus Plan

General

The 2017 Omnibus Plan provides that grants may be in any of the following forms:

•	incentive stock options
•	nonqualified stock options
•	stock appreciation rights, or SARs
•	stock units
•	stock awards
•	other stock-based awards
•	dividend equivalents, which may be granted only on stock units or other stock-based awards

Subject to adjustment in certain circumstances, the total number of shares of common stock that may be issued or transferred under the 2017 Omnibus Plan is 7,350,000 shares, minus the number of shares of our common stock subject to grants of awards made under the 2007 Plan after December 30, 2016. As of the record date, 169,377 shares of common stock are subject to grants of awards made under the 2007 Plan after December 30, 2016. After the record date, but prior to the annual meeting, any shares or awards granted under the 2007 Plan will reduce the number of shares authorized for issuance under the 2017 Omnibus Plan.

We may issue shares of our common stock under the 2017 Omnibus Plan from authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares of our common stock that we purchased on the open market or otherwise acquire.

The maximum aggregate number of shares of common stock that may be granted pursuant to all grants under the 2017 Omnibus Plan during any calendar year to any one employee is 300,000 shares and to any non-employee director is 150,000 shares, each subject to adjustment as described below. With respect to grants of stock units, stock awards, dividend equivalents and other stock-based awards intended to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of common stock that may be made during any calendar year to any participant who is a “covered employee” within the meaning of Section 162(m) of the Code is 300,000 shares, subject to adjustment as described below. These individual share limits apply regardless of whether grants are to be paid in shares or cash. No individual may accrue dividend equivalents during any calendar year in excess of $1,500,000.

If and to the extent options or SARs granted under the 2017 Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, and if and to the extent that any stock awards, stock units or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares reserved for such grants will again become available for purposes of the 2017 Omnibus Plan. However, shares of common stock surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes, will not be available for reissuance under the 2017 Omnibus Plan. Additionally, if SARs are granted, the full number of shares subject to the SAR are considered issued under the 2017 Omnibus Plan, without regard to the number of shares of common stock that are issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that any grants of stock units under the 2017 Omnibus Plan are designated to be paid in cash, and not in shares of common stock, such grants do not count against the share limits under the 2017 Omnibus Plan.

Administration

The 2017 Omnibus Plan will be administered and interpreted by our Compensation Committee. However, our Board will approve and administer all grants to non-employee directors. In accordance with the terms of the 2017 Omnibus Plan, the Compensation Committee has delegated its authority thereunder to our CEO to issue awards, subject to guidelines to be prescribed by the Compensation Committee. Our CEO will only be permitted to make grants to persons who are not subject to Section 16 of the Exchange Act and who are not “covered employees” within the meaning of Section 162(m) of the Code.

The Compensation Committee has the authority to:

•	determine the individuals to whom grants will be made under the 2017 Omnibus Plan
•	determine the type, size and terms and conditions of the grants

•

determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting

•	amend the terms and conditions of any previously issued grant, subject to the limitations described below, and
•	deal with any other matters arising under the 2017 Omnibus Plan.

As of the record date, the Compensation Committee consists of Mr. Evanson and Mses. Hagen and Johnson. The Board has determined that each member of the Compensation Committee is an independent director as determined under the NYSE’s listing standards, a “non-employee director” for purposes of Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code.

Eligibility for Participation

All of our employees (including officers) and those of our subsidiaries will be eligible for grants under the 2017 Omnibus Plan, subject to certain conditions set forth in the 2017 Omnibus Plan. Our non-employee directors will also eligible to receive grants under the 2017 Omnibus Plan. As of the record date, approximately 154 employees and eight non-employee directors would be participants in the 2017 Omnibus Plan, if it were then in effect, and based upon the participation criteria currently utilized under the 2007 Plan. There were 162 current employees and non-employee directors participating in the 2007 Plan as of the record date.

Types of Awards

Stock Options

The Compensation Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, or ISOs, or “nonqualified stock options,” or NQSOs, that are not intended to so qualify, or any combination of ISOs and NQSOs. Any participant may receive a grant of NQSOs. Only our employees and those of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any NQSO or ISO granted under the 2017 Omnibus Plan will be equal to, or greater than, the fair market value of the underlying shares of common stock on the date of grant. However, if an ISO is granted to an employee who holds more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of common stock on the date of grant. The current measure of fair market value on a particular date is the last reported sale price of common stock on the NYSE on the relevant date (or, if there were no trades on such date, the latest preceding date upon which a sale was reported).

The Compensation Committee determines the term of each option, which will not exceed ten years from the date of grant; however, if an ISO is granted to an employee who holds more than 10 percent of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.

The period for when any option may first become vested and exercisable will be determined by the Compensation Committee at the time of grant. The Compensation Committee may grant options that are subject to achievement of performance goals or other conditions. The Compensation Committee may accelerate the vesting and exercisability of any or all outstanding options at any time for any reason. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The aggregate number of shares of common stock that may be issued under the 2017 Omnibus Plan as ISOs is 5,000,000 shares, subject to certain adjustments, and all shares issued under the 2017 Omnibus Plan as ISOs will count against the share reserve, as described above.

The 2017 Omnibus Plan provides that, unless otherwise provided in a grant agreement, an option may only be exercised while the participant is employed as an employee or providing service as a non-employee director. The Compensation Committee will specify in the grant agreement the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service.

A participant may exercise an option by delivering notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option:

•	in cash or by check

•

if permitted by the Compensation Committee, by delivering shares of common stock already owned by the participant, or by attestation to ownership of shares, in either case having a fair market value on the date of exercise equal to the exercise price

•	by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board
•	if permitted by the grant agreement, by net share settlement of the option based on the fair market value on the date of exercise
•	any combination of the foregoing or
•	by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

The Compensation Committee may grant to any participant SARs in connection with, or independently of, any option granted under the 2017 Omnibus Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of common stock on the date of exercise over the base amount for the SAR.

The Compensation Committee will determine the terms and conditions of the SAR. The base amount of each SAR will not be less than the fair market value of common stock on the date of grant of the SAR and the term of a SAR will not exceed ten years from the date of grant. The Compensation Committee may grant SARs that are subject to the achievement of performance goals or other conditions. The Compensation Committee may accelerate the exercisability of SARs at any time for any reason. Upon exercise of a SAR, payment will be made in cash, shares of common stock or a combination of the two, as the Compensation Committee may determine.

Stock Units

The Compensation Committee may grant to any participant stock units, which provide the participant with the right to receive shares of common stock or an amount based on the value of a share of common stock at a future date.

The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified vesting or performance period or deferred to a date authorized by the Compensation Committee. Payment with respect to a stock unit will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The grant agreement will specify the maximum number of shares of common stock that may be issued under a stock unit. The Compensation Committee may accelerate the vesting of any or all outstanding stock units at any time for any reason.

Stock Awards

The Compensation Committee may grant shares of common stock under a stock award for cash consideration or no cash consideration, and subject to such restrictions, if any, as determined by the Compensation Committee. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee may accelerate the vesting of any or all outstanding stock awards at any time for any reason.

The Compensation Committee will determine to what extent, and under what conditions, participants will have the right to vote shares of common stock subject to a stock award and receive dividends or other distributions paid on such shares during the restriction period. Dividends may be deferred, but dividends payable to a participant must be withheld while a stock award is subject to restrictions, and such dividends may be payable only upon the lapse of the restrictions of the stock award. With respect to a stock award that vests based on the achievement of performance goals, no dividends may be payable unless, and only to the extent that, the performance goals are achieved at least at the minimum threshold for performance. Dividends that are not paid currently will be credited to a bookkeeping account on our records. Accumulated dividends may accrue interest, as determined by the Compensation Committee, and will be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may make other grants (other than options, SARs, stock units, and stock awards) that are based on or measured by common stock to anyone eligible to participate in the 2017 Omnibus Plan. Other stock-based awards may be granted subject to the achievement of performance goals or other conditions and may be payable in shares of common stock or cash, or a combination of the two, as determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents in connection with stock units or other stock-based awards, under such terms and conditions as the Compensation Committee deems appropriate. Dividend equivalents may be deferred, but no dividend equivalent may be payable to a participant unless, and only to the extent that, a grant of stock units vests, and with respect to a grant of stock units that vests based on the achievement of performance goals, the performance goals are achieved at least at the minimum threshold for performance. Dividend equivalents may be accrued as a cash obligation or may be converted to additional stock units, and deferred dividend equivalents may accrue interest, all as determined by the Compensation Committee. The Compensation Committee may determine that dividend equivalents are payable based on the achievement of specific performance goals. Dividend equivalents may be paid in cash or in shares of common stock or in a combination of the two, as determined by the Compensation Committee.

Qualified Performance-Based Compensation

Under the 2017 Omnibus Plan, the Compensation Committee may structure stock units, stock awards, dividend equivalents or other stock-based awards as “qualified performance-based compensation,” thereby preserving the deductibility of the compensation expense relating to these awards under Section 162(m) of the Code.

The 2017 Omnibus Plan provides that when stock units, stock awards, dividend equivalents or other stock-based awards intended to constitute “qualified performance-based compensation” are granted, the Compensation Committee will establish in writing:

•	the objective performance goals that must be met
•	the period during which the performance will be measured
•	the maximum amounts that may be paid if the performance goals are met and
•	any other conditions that the Compensation Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code.

The performance goals may be based on one or more business criteria that relate to, individually or in any combination:

•	a specified goal
•	our historical performance, or that of our products, services or business lines or segments
•	one or more business units, or the performance of the Company and its subsidiaries as a whole
•	the performance of any other corporation or entity or group of corporations or entities or a product, service, or business line or segment, unit, division, or subsidiary thereof or
•	an individual or groups of individuals.

The performance goals need not be uniform among participants. To grant “qualified performance-based compensation,” the Compensation Committee will use objectively determinable performance goals based on one or more of the following criteria:

2017 Omnibus Plan Performance Goals
• stock price	•net income or earnings per share	•price-earnings multiples
• return on capital employed	•book value of any asset or security	•revenue
•net capital employed	•productivity	•gross income, profitability or gross margin
•EBITDA (earnings before interest, taxes, depreciation and amortization)	•number of days sales outstanding of accounts receivable	•return on equity, cash flow, investment or assets
•internal rate of return	•cash flow return on investment	•improvements in capital structure
•stockholder return, including absolute or relative total stockholder return, expressed either on a dollar or percentage basis	•retention of customers, expressed on a dollar or percentage basis	•market value added (defined to mean the difference between the market value of debt and equity, and economic book value)
•budget achievement	•cash flow per share	•risk management
•economic value added (defined to mean net operating profit minus the cost of capital)	•growth in assets, unit volume, sales, cash flow or market share	•gross, operating or net earnings before or after income taxes
•relative performance (as measured by one or more of these performance goals) to a comparison group of companies designated by the Compensation Committee	•level of expenses, including without limitation capital expenditures or operation and maintenance expenses (expressed on a dollar or percentage basis)	•metrics regarding execution on business or operating initiatives, such as through the development or implementation of new technologies or other customer benefits
•combined ratio	•payback period on investment	•net present value of investment
•safety (including, for example, criteria relating to numbers or ratios of reported injuries, preventable accidents and vehicular accidents)

•increase in our or a subsidiary’s customer satisfaction or responsiveness ratings
(based on the results of surveys
conducted by an independent third party)
and reputation within one or more service territories

•strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures

•compliance with financial and regulatory controls	•bad debt collections, expenses or losses	•compliance with environmental laws, rules and regulations

To the extent permitted under Section 162(m) of the Code, in setting performance goals, the Compensation Committee may at such time also provide that the achievement of such performance goals will be determined without regard to either the negative or positive effect (or both) of certain events, including for one or more of the following items:

•	asset write-downs
•	litigation or claim judgments, or settlements thereof
•	changes in accounting principles
•	changes in tax law or other laws affecting reported results
•	changes in commodity or supply prices
•	severance, contract termination and other costs related to exiting, modifying or reducing any business activities
•	costs of, and gains and losses from, the acquisition, disposition or abandonment of businesses or assets
•	gains and losses from the early extinguishment of debt
•	gains and losses in connection with the termination of or withdrawal from a pension plan
•	stock compensation costs and other non-cash expenses and
•	any other specified non-operating items as determined by the Compensation Committee in setting performance goals

The Compensation Committee will establish such performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of 90 days after the beginning of the performance period or the date on which 25 percent of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

The performance goals for such awards will satisfy the requirements for “qualified performance-based compensation” under the 2017 Omnibus Plan, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. As to awards considered by the Compensation Committee to be “qualified performance-based compensation,” the Compensation Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Compensation Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The Compensation Committee will certify the performance results specified in the grant agreement for such awards after the performance period ends. The Compensation Committee will determine the amount, if any, to be paid pursuant to each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

The Compensation Committee may provide in the grant agreement that awards will be payable, in whole or in part, in the event of the participant’s death or disability, a change of control or under other circumstances consistent with applicable regulations and rulings under Section 162(m) of the Code.

Deferrals

The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant in connection with any award. The Compensation Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

Adjustment Provisions

The 2017 Omnibus Plan provides for certain adjustments in the event of any change in common stock outstanding by reason of a:

•	stock dividend
•	spinoff
•	recapitalization
•	stock split
•	combination
•	exchange of shares
•	merger
•	reorganization
•	consolidation
•	reclassification
•	change in par value
•	any other extraordinary or unusual event affecting the outstanding common stock without our receipt of consideration
•	substantial reduction in the value of outstanding shares of our common stock as a result of a spinoff or our payment of an extraordinary dividend or distribution.

In any of these events, the Compensation Committee will equitably adjust the following, in a manner deemed appropriate, to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2017 Omnibus Plan and any outstanding grants:

•	the maximum number of shares of common stock available for issuance under the 2017 Omnibus Plan
•	the maximum number of shares of common stock for which any participant or covered employee within the meaning of Section 162(m) of the Code may receive grants in any calendar year
•	the kind and number of shares covered by outstanding grants
•	the kind and number of shares issued and to be issued under the 2017 Omnibus Plan and
•	the price per share or the applicable market value of such grants.

Any fractional shares resulting from such adjustment will be eliminated.

Change of Control

Upon a change of control where the Company is not the surviving corporation (or it survives only as a subsidiary of another corporation or entity), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). However, if, in connection with a change of control, any outstanding options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such change of control:

•	all such outstanding options and SARs that are not assumed or replaced will accelerate and become fully exercisable,
•	the restrictions and conditions on all such outstanding stock awards that are not converted to similar grants will fully lapse and
•	all outstanding stock units, other stock-based awards and dividend equivalents that are not converted to similar grants will be fully vested.

If a grant is assumed in connection with a change of control, and if, within the 12 month period following the occurrence of such change of control, the participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of:

•

a termination of such participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause (as defined in the 2017 Omnibus Plan), death or disability (as defined in the 2017 Omnibus Plan), or

•	a termination of employment or service by the participant for good reason (as defined in the 2017 Omnibus Plan),

then as of the date of such termination of employment or service:

•	a grant that is an option or SAR will automatically accelerate and become fully exercisable
•	a grant that is a stock award will have all restrictions and conditions immediately lapse and
•	a grant that is a stock unit, other stock-based award or dividend equivalent will be fully vested.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants:

•	determine that outstanding options and SARs accelerate and become fully exercisable, in whole or part
•	determine that the restrictions and conditions on outstanding stock awards lapse, in whole or part
•	determine that outstanding stock units, other stock-based awards and dividend equivalents fully vest, in whole or part
•

require that participants surrender their outstanding options and SARs in exchange for a payment by us, in cash or common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable

•

after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate or

•	determine that participants receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or other stock-based awards, if permitted under Section 409A of the Code.

Such surrender, termination or payment will take place as of the date of the change of control or such other date as the Compensation Committee may specify. Without limiting the foregoing, if the per share fair market value of common stock equals or is less than the per share exercise price or base amount, as applicable, we are not required to make any payment to the participant upon surrender of the option or SAR.

For purposes of the 2017 Omnibus Plan, a change of control will generally be deemed to have occurred if one of the following events occurs:

•	Any person becomes:
▪

during the 12-month period ending on the date of any acquisition of securities, a beneficial owner, directly or indirectly, of our securities representing more than 35 percent of the voting power of our then outstanding securities, or

▪	a beneficial owner, directly or indirectly, of more than 50 percent of the voting power of our then outstanding securities
•	The consummation of:
▪

a merger or consolidation of us with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling suchstockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or

▪	a sale or other disposition of all or substantially all of our assets.
•

During any period of 12 consecutive months commencing on or after the effective date of the 2017 Omnibus Plan, directors are elected such that a majority of the members of our Board are individuals who have not been members of the Board at the beginning of such 12-month period, except

▪	in the case of a director’s death or

▪

the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The Compensation Committee may provide for a different definition of a change of control in a grant agreement with respect to the timing of payment of such grant if such grant is subject to the requirements of Section 409A of the Code and the grant will become payable on, or in connection with, a change of control.

Clawback, Insider Trading and Other Policies and Practices

Participants and grants awarded under the 2017 Omnibus Plan are subject to all applicable clawback or recoupment policies or practices of the Company, as well as the Company’s insider trading and stock ownership and retention requirements, policies and guidelines, and other requirements, policies, practices or guidelines implemented by the Board or the Compensation Committee, as may be in effect from time to time. See “Compensation Discussion and Analysis—Recovery of Incentive Compensation.”

Transferability of Grants

Generally, only the participant may exercise rights under a grant during the participant’s lifetime. Participants may not alienate or assign any benefit provided under the 2017 Omnibus Plan. Furthermore, grants may not be subject to attachment or other legal process, except by will or the laws of descent and distribution. The Compensation Committee may provide, in a grant agreement, that a participant may transfer nonqualified stock options to his or her immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws.

No Repricing of Options or SARs

The 2017 Omnibus Plan includes a restriction providing that, except in connection with a permitted adjustment, neither the terms of outstanding grants nor the 2017 Omnibus Plan may be amended to permit, and no grant or an amendment to any grant agreement may have the effect of causing, options or SARs to be repriced, replaced or regranted through cancellation, or by decreasing the exercise price of an outstanding option or SAR, without in each case obtaining stockholder approval.

Amendment and Termination

The Board may amend or terminate the 2017 Omnibus Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. If the 2017 Omnibus Plan is approved by stockholders, it will terminate on May 11, 2027, unless terminated earlier by the Board or extended by the Board with the approval of stockholders.